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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 23, 1998 (except for the matter discussed in Note 11, as to which the date is November 30, 1998) included in Sanmina Corporation's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this Registration Statement.



                                                /s/ ARTHUR ANDERSEN LLP

San Jose, California
January 27, 1999